EXHIBIT 10.10

                  AGREEMENT made this 1st day of June, 2000, by and between William Forte, residing at 20 Windwood Drive, Nesconset, New York 11767 and Robert Lipori, residing at 39 Winfield Davis Drive, Coram, New York 11727 (collectively referred to as "Creditors" or "Shareholders") and IAMG Holdings, Inc., a Delaware corporation with its offices located at 1400 Broadway, Suite 1907, New York, New York 10018 (the "Company").

                  WHEREAS, the Company is indebted to the creditors in the amount of $350,000.00 and desires to satisfy said obligation; and

                  WHEREAS, the Creditors are willing to accept restricted shares of the Company's common stock, $.001 par value, in frill satisfaction of the indebtedness;

                  NOW, in consideration of the mutual promises exchanged herein, the parties agree as follows:

                  1. The parties acknowledge and agree that the Company is indebted to the Creditors in the amount of $350,000.00

                  2. The Creditors agree to accept 1,050,000 restricted shares of the Company's common stock, $.001 par value, in frill satisfaction of the $350,000.00 owed by the Company.

                  3. The restricted shares of the Company's common stock shall bear the following restrictions:

                  The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless a compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Securities Act of 1933.

                  4. Notwithstanding the restriction stated in par. 3 above, in the event the Company issues a Private Placement offering ("PPO") to qualified investors, and the net proceeds received by the Company exceeds $500,000.00 the Shareholders shall have the right to demand that the restricted shares be registered under the Securities Act of 1933, 50 as to eliminate all restrictions on the sale of the securities.

                  5. Upon receipt from the shareholders of demand to register, the Company at its own cost and expense, shall register the securities, or, the Company may have the option of paying for the Shareholder's restricted common stock at the closing average market price of the common stock for the five day period preceding the date of notice, but in no event shall the price to be paid be less than $3.00 per share.

                  6. Upon receipt of a signed copy of this Agreement, together with the original certificate of indebtedness, the Company shall direct its stock transfer agent to issue restricted shares of the Company's common stock in an amount as stated in par. 2 above.

                  This Agreement may not be changed or terminated orally, but only by an agreement, in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

                  All notices, requests or other communications required hereunder shall be in writing and shall be deemed to have been duly given or made if delivered personally or by courier service which obtains a signed receipt upon delivery, or if mailed by United States certified mail, postage prepaid, return receipt requested, to the parties at the respective addresses

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

first above written, or at such other addresses as shall be specified in writing by either of the parties to the other in accordance with the terms and conditions of this Section. Notices shall be deemed effective, if delivered personally or by courier service, on the date delivered or, if mailed in accordance herewith, then three (3) days after the date of such mailing.

                  Lenders may, upon written notice thereof to the Borrower, assign this Agreement and/or the right to receive the payments evidenced hereby to any other person or entity, which assignments may be made on such terms and conditions as Lenders shall consider appropriate, in its sole and absolute discretion. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives.

                  No failure by Lenders or any subsequent holder hereof to insist upon exact compliance with the terms of this Agreement shall be deemed or construed as a waiver by such party of the right to require exact compliance with each and every duty and obligation herein contained in the future.

                  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY PRINCIPLES RELATING TO CONFLICT OF LAWS. THE PARTIES HERETO CONSENT THAT ANY LEGAL OR EQUITY PROCEEDING BROUGHT IN CONNECTION WITH OR ARISING OUT OF ANY MATTER RELATING TO THIS AGREEMENT SHALL BE INSTITUTED ONLY IN A FEDERAL OR STATE COURT OF COMPETENT JURISDICTION WITHIN THE STATE OF NEW YORK, COUNTY OF SUFFOLK. THE BORROWER HEREBY IRREVOCABLY CONSENTS AND SUBMITS TO THE JURISDICTION, IN ANY SUCH MATTER, OF THE COURTS OF THE STATE OF NEW YORK AND WAIVES ANY OBJECTION IT OR THEY MAY HAVE TO EITHER THE JURISDICTION OR VENUE OF SUCH COURTS.

                IAMG Holdings, Inc.


                By: /s/ JAHN AVARELLO
                    ---------------------------
                    Jahn Avarello, President


                By: /s/ WILLIAM FORTE
                    ---------------------------
                    William Forte, individually


                By: /s/ ROBERT LIPORI
                    ---------------------------
                    Robert Lipori, individually


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